UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
August 22, 2011

GREAT WALL BUILDERS LTD.
(Exact name of registrant as specified in its charter)

TEXAS
(State or other jurisdiction of incorporation)

333-153182
(Commission File No.)

20 Eglinton Ave. W.
Suite 1006
Toronto, Ontario M4R 1K8
(Address of principal executive offices and Zip Code)

(416) 644-5111
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 16, 2011, the Company entered into a Share Exchange Agreement (the “Share Exchange Agreement”) by and among GroveWare Technologies Ltd., a Delaware corporation (“GroveWare”), the sole shareholder of GroveWare, GroveWare Holdings Inc., (hereinafter the “GroveWare Shareholder”), and the majority stockholder of the Company (the “Controlling Stockholder”).

Pursuant to the Share Exchange Agreement, the Company acquired one hundred (100) shares of common stock of GroveWare (the “GroveWare Stock”) from the GroveWare Shareholder, constituting 100% of the issued and outstanding shares of common stock of GroveWare.  In exchange for the GroveWare Stock, the Company issued seven million five hundred (7,500,000) shares of its common stock to the GroveWare Shareholder.  Additionally, pursuant to the terms of the Share Exchange Agreement, the Controlling Stockholder cancelled a total of two million six hundred thousand (2,600,000) of his shares of the Company’s common stock.  As a result of the Share Exchange Agreement, the GroveWare Shareholder holds approximately 77.32% of the issued and outstanding common stock of the Company.

The shares of common stock of the Company issued pursuant to the Share Exchange Agreement were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

The Share Exchange Agreement contains customary representations and warranties and pre- and post-closing covenants and conditions.  The foregoing summary description of the terms of the Share Exchange Agreement may not contain all information that is of interest to the reader. For further information regarding specific terms and conditions of the Share Exchange Agreement, this reference is made to such agreement, which is filed as an exhibit hereto and is incorporated herein by this reference.

ITEM 2.01       COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by this reference.

As a result of the Share Exchange Agreement, (i) our principal business became the business of GroveWare, which is more fully described below, and (ii) GroveWare became our wholly owned operating subsidiary. Since the owners of GroveWare obtained the majority of the outstanding shares of the Company through the acquisition, the acquisition is accounted for as a reverse merger or recapitalization of the Company. As such, Groveware is considered the acquirer for accounting purposes.

ITEM 3.02       UNREGISTERED SHARES OF EQUITY SECURITIES.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Exemption From Registration. The shares of common stock referenced herein were issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act of 1933, as amended, (“Securities Act”), and/or Regulation D, as promulgated by the U.S. Securities and Exchange Commission under the Securities Act, based upon the following: (a) each of the persons to whom the shares of common stock were issued (each such person, an “Investor”) confirmed to the Company that it or he is an “accredited investor,” as defined in Rule 501 of Regulation D promulgated under the Securities Act and has such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities, (b) there was no public offering or general solicitation with respect to the offering of such shares, (c) each Investor was provided with certain disclosure materials and all other information requested with respect to the Company, (d) each Investor acknowledged that all securities being purchased were being purchased for investment intent and were “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act and (e) a legend has been, or will be, placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

ITEM 5.01       CHANGES IN CONTROL OF THE REGISTRANT.

On August 16, 2011, the GroveWare Shareholder acquired control of seven million five hundred (7,500,000) restricted shares of the Company’s common stock, in accordance with the Share Exchange Agreement as discussed above, representing approximately 77.32% of the Company’s total issued and outstanding common stock.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATION ARRANGEMENTS OF CERTAIN OFFICERS.

Effective August 17, 2011, Peter Evan Bell resigned from all positions with the Company, including but not limited to, that of President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and a member of the Board of Directors.  The resignation did not involve any disagreement with the Company on any matter relating to the Company’s operations, policies, practices, or otherwise.

Effective August 17, 2011, Hrair Achkarian was appointed as President, Chief Executive Officer and a member of the Board of Directors of the Company.  On August 17, 2011, Mr. Achkarian accepted the appointment.

Effective August 17, 2011, W. Scott Boyes was appointed as Chief Financial Officer, Treasurer, Secretary and a member of the Board of Directors of the Company.  On August 17, 2011, Mr. Boyes accepted the appointment.

The biographies for Mr. Achkarian and Mr. Boyes are set forth below:

HRAIR ACHKARIAN.  Hrair Achkarian has over 15 years of experience working within the software development industry.  In April 1996, he founded GroveWare Technologies Inc., where he currently serves as Chief Executive Officer and President and is responsible for all business development, product development and customer support issues.  While working for GroveWare Technologies Inc., Mr. Achkarian has spearheaded the business operations through four releases of its calendar software product.  Additionally, he has successfully penetrated the enterprise, government and educational markets within the United States and firmly entrenched the GroveWare Technologies name as a reputable educational software developer.  Mr. Achkarian was appointed as President, Chief Executive Officer and a member of the Board of Directors of the Company due to his comprehensive knowledge and experience in the software development industry.

W. SCOTT BOYES.  W. Scott Boyes is a seasoned senior executive with diversified and cross-functional experience, combining MBA credentials with a strong career background in revenue development and general management.  Since 2009, Mr. Boyes has been a Consultant for NCD Associates, where he focuses his consulting services on financial restructuring, revenue enhancement and streamlining business processes for distressed or high growth companies.  In 2005, Mr. Boyes founded and developed Railcrew Xpress Corporation, a specialized passenger transportation company servicing the U.S. railroads, and served as its President until 2008.  There, he developed and led the sales and customer service teams, managed the acquisition and integration of three competitor companies and developed and deployed sophisticated dispatch, tracking and reporting technology.  From 2000 to 2005, Mr. Boyes served as President and Chief Executive Officer of Hallcon Corporation where he was responsible for the senior executive management of the company and its operating subsidiaries.  In light of Mr. Boyes’ extensive management, business and executive experience, the Board of Directors believed it was in the Company’s best interests to appoint him as Chief Financial Officer, Secretary, Treasurer and a Director.

Involvement in Certain Legal Proceedings

During the past ten years, Mr. Achkarian and Mr. Boyes have not been the subject of the following events:

1.
A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.	Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.
The subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities;

i)
Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator,  floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

	ii)	Engaging in any type of business practice; or
	iii)	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.
The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3.i in the preceding paragraph or to be associated with persons engaged in any such activity;

5.
Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.
Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.
Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

	i)	Any Federal or State securities or commodities law or regulation; or
ii)
Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or

	iii)	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.
Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

ITEM 9.01       EXHIBITS.

(a)  Financial statements of business acquired

(4)  Financial statements required by this item will be filed by amendment not later than 71 calendar days from August 22, 2011

(d)  Exhibits

Exhibit	Document Description

Exhibit 10.1	Share Exchange Agreement.
Exhibit 10.2	Resignation of Peter Even Bell.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 20th day of August, 2011.

GREAT WALL BUILDERS LTD.

BY:	HRAIR ACHKARIAN
Hrair Achkarian
President